Exhibit 3.3

                                    CORRECTED
                                    ---------

                              ARTICLES OF AMENDMENT
                              ---------------------

                                       TO
                                       --

                            ARTICLES OF INCORPORATION
                            -------------------------

                         OF GENTNER ELECTRONICS COMPANY
                         ------------------------------

                            (formerly Insular, Inc.)
                            ------------------------



         We, the undersigned, pursuant to the Utah Business Corporation Act, hereby file and adopt the following Corrected Articles of Amendment correcting those certain Articles of Amendment filed and approved by the Division of Corporations and Commercial Code of the Utah State Department of Business Regulation on the 26th day of March, 1985. These Corrected Articles of Amendment correct a typographical error in the previous Articles of Amendment which erroneously set forth the name of the corporation as Gentner Electronics Company, rather than the propertly and duly adopted name of Gentner Electronics Corporation. Accordingly, Article I of the Articles of Incorporation shall be amended to read as follows:

                                    ARTICLE I
                                    ---------

         The name of the Corporation is Gentner Electronics Corporation.


         This amendment of the corporate name was adopted by majority vote of the stockholders of the corporation at the annual meeting of stockholders held March 26, 1985. The number of shares issues and outstanding and entitled to vote on said amendment on March 26, 1985 was 5,763,200, and 4,121,900 shares voted for said amendment and 0 shares voted against said amendment.

         DATED this 10th day of September, 1986.

                                            GENTNER ELECTRONICS COMPANY
                                            A Utah corporation


                                            By:    /s/ Russell D. Gentner
                                                -------------------------------
                                                RUSSELL D. GENTNER
                                                President

                                            By:    /s/ William H. Gillman
                                                -------------------------------
                                                WILIAM H. GILLMAN
                                                Secretary

                                  VERIFICATION
                                  ------------

Sate of Utah               )
                           :  ss.
County of Salt Lake        )

         RUSSELL D. GENTNER, being first duly sworn upon oath, deposes and says that he is the President of Gentner Electronics Company herein; that he has read the above and foregoing Corrected Articles of Amendment of Articles to Incorporation of Gentner Electronics Company, formerly Insular, Inc., knows the contents thereof; and that the same are true of his own knowledge, except as to matters therein alleged upon information and belief and as to those matters he believes them to be true.


                                                         /s/ Russell D. Gentner
                                                  -----------------------------
                                                  RUSSELL D. GENTNER

         SUBSCRIBED AND SWORN to before me this 10th day of September, 1986.


My Commission Expires:                                  /s/ Willie Steed
                                                  -----------------------------
                                                  NOTARY PUBLIC
       10-6-86                                    Residing at: Utah
----------------------

                                  VERIFICATION
                                  ------------

Sate of Utah               )
                           :  ss.
County of Salt Lake        )

         WILLIAM H. GILLMAN, being first duly sworn upon oath, deposes and says that he is the President of Gentner Electronics Company herein; that he has read the above and foregoing Corrected Articles of Amendment of Articles to Incorporation of Gentner Electronics Company, formerly Insular, Inc., knows the contents thereof; and that the same are true of his own knowledge, except as to matters therein alleged upon information and belief and as to those matters he believes them to be true.


                                                        /s/ William H. Gillman
                                                  ------------------------------
                                                  WILLIAM H. GILLMAN

         SUBSCRIBED AND SWORN to before me this 10th day of September, 1986.


My Commission Expires:                                  /s/ Willie Steed
                                                  ------------------------------
                                                  NOTARY PUBLIC
       10-6-85                                    Residing at: Utah
----------------------